Exhibit 99



                              FOR IMMEDIATE RELEASE

                  March 3, 1998 -- Chic by H.I.S, Inc. (New York Stock Exchange
Symbol: JNS) announced today that on February 25, 1998 the Company filed a Registration Statement on Form S-3 at the request of Jesse S. Siegel for 1,150,043 shares of its Common Stock held by Mr. Siegel. The Company expects such registration statement to be declared effective by the Securities and Exchange Commission on March 3, 1998.

                  Chic designs, manufactures and markets moderately priced, basic style, cotton denim jeans, casual pants and shorts for women, girls, men and boys. Chic's German subsidiary markets women's and men's jeans and casual pants under the H.I.S brand name primarily in Germany and, to a lesser extent, Austria, Switzerland, the Czech Republic, Slovakia and Poland.

                  FOR FURTHER INFORMATION: Contact: Chic Public Relations Department at (212) 302-6400.